UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 1, 2012

Ryder System, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-4364	59-0739250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11690 NW 105th Street, Miami, Florida	33178
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01	Regulation FD Disclosure.

Ryder System, Inc. (“Ryder”) posted a presentation on its website (www.ryder.com) containing an overview and certain additional information relating to its pension plan. A copy of this presentation is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

As discussed on Ryder’s earnings conference call on February 2, 2012, Ryder is combining its financial reporting for its Supply Chain Solutions (“SCS”) and Dedicated Contract Carriage (“DCC”) segments to reflect how the businesses are run from both an operational and sales perspective. In addition, to provide better transparency to segment operating results and to improve visibility into pension plan performance, Ryder is excluding non-service pension costs from segment net before tax earnings. Ryder’s historical quarterly financial information for the fiscal years ended December 31, 2011, 2010 and 2009 reflecting the combined financial reporting for the SCS and DCC segments and segment net before tax earnings, excluding non-service pension costs, is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Presentation relating to Ryder System, Inc.’s pension plan.
99.2	Historical quarterly financial information for the fiscal years ended December 31, 2011, 2010 and 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

By:	/s/ Cristina A. Gallo-Aquino
Name: Cristina A. Gallo-Aquino
Title: Vice President and Controller (Principal Accounting Officer)

Date: March 1, 2012